UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009 (June 9, 2009)

Lifevantage Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California	92127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 312-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2009, Lifevantage Corporation (the “Company”) announced that the Board of Directors of the Company has appointed Carrie E. Carlander as Chief Financial Officer of the Company effective June 9, 2009. The press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ms. Carlander most recently served as Chief Financial Officer of Genelux Corporation. Prior to Genelux, Ms. Carlander served as Chief Financial Officer for Adventrx Pharmaceuticals. She has also served in the role of Vice President Finance for V-Enable, Inc. and Websense Inc. Ms. Carlander has an MBA in Finance and Management from San Diego State University, a Bachelor’s Degree from the University of California at San Diego and is a Certified Management Accountant. Ms. Carlander will be entitled to an annual base salary of $200,000.

Item 7.01 Regulation FD Disclosure.

On June 11, 2009, the Company issued a press release entitled “Carrie Carlander Joins LifeVantage as Chief Financial Officer.” The press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release, dated June 11, 2009, entitled “Carrie Carlander Joins LifeVantage as Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2009

LIFEVANTAGE CORPORATION

By: /s/ Bradford K. Amman
Bradford K. Amman
Secretary/Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 11, 2009, entitled “Carrie Carlander Joins LifeVantage as Chief Financial Officer.”